BRIGGS, BUNTING & DOUGHERTY, LLP
                                Philadelphia, PA


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated November 22, 2000, accompanying the October 31, 2000 financial statements of New Century Portfolios (comprising, respectively, the New Century Capital Portfolio and the New Century Balanced Portfolio) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.


                                        /S/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                        Briggs, Bunting & Dougherty, LLP


Philadelphia, Pennsylvania
February 26, 2001